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EXHIBIT 21.1               SUBSIDIARIES OF THE REGISTRANT

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         STATE OF FORMATION     SUBSIDIARY
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
              CO               Glenwood Development, LLC
              DE               ALS - Battle Creek LP
              DE               ALS - Clare Bridge, Inc. (fka ALS-East, Inc.)
              DE               ALS - Crossings, Inc. (fka ALS Development Co.)
              DE               ALS - Olathe I, Inc.
              DE               ALS - Penn Hills, LP
              DE               ALS - Silverwood, Inc.
              DE               ALS - Sparks Holding, Inc.
              DE               ALS - Stonefield, Inc.
              DE               ALS - Venture I, Inc.
              DE               ALS - Venture II, Inc.
              DE               ALS - Westwood, Inc.
              DE               ALS - Wovenhearts Minnesota, Inc.
              DE               ALS - Wovenhearts, Inc.
              DE               ALS - Wynwood, Inc.
              DE               ALS - Yakima, LP
              DE               ALS Canada, Inc.
              DE               ALS Financing II, Inc.
              DE               ALS Holdings, Inc.
              DE               ALS Kenosha, Inc.
              DE               ALS Leasing, Inc.
              DE               ALS National, Inc.
              DE               ALS West, Inc.
              DE               ALS Wisconsin Holdings, Inc.
              DE               ALS/Wovenhearts Brown Deer, LLC
              DE               Alternative Living Services - New York, Inc.
              DE               Clare Bridge at The Arbors L.P.
              DE               Clare Bridge of Asheville L.P.
              DE               Clare Bridge of Charleston LP
              DE               Clare Bridge of Charlotte LP
              DE               Clare Bridge of Cheswick LP
              DE               Clare Bridge of Columbia LP
              DE               Clare Bridge of Eagan L.P.
              DE               Clare Bridge of East Hempfield LP
              DE               Clare Bridge of Eden Prairie L.P.
              DE               Clare Bridge of Gainesville LLC
              DE               Clare Bridge of Glendale L.P.
              DE               Clare Bridge of Greensboro LP
              DE               Clare Bridge of Hamilton L.P.
              DE               Clare Bridge of Jacksonville LP
              DE               Clare Bridge of Maitland L.P.
              DE               Clare Bridge of Murrysville LP
              DE               Clare Bridge of North Oaks L.P.
              DE               Clare Bridge of Oklahoma City LLC
              DE               Clare Bridge of Olympia L.P.
              DE               Clare Bridge of Oro Valley L.P.
              DE               Clare Bridge of Pin Oak  L.P.
              DE               Clare Bridge of Plymouth L.P.
              DE               Clare Bridge of Puyallup L.P.
              DE               Clare Bridge of Salem LLC
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